UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c) On March 24, 2014, John L. Workman, Chief Executive Officer of Omnicare, Inc. (the “Company”), notified the Company that he will retire from his position as Chief Executive Officer and as a member of the Company’s Board of Directors on or before December 31, 2014.
On March 25, 2014, the Company announced that it will appoint Nitin Sahney as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors effective upon the retirement of Mr. Workman. Mr. Sahney, age 51, has served as the Company’s President and Chief Operating Officer since September 2012. Prior to that, Mr. Sahney served as Chief Operating Officer from June to September 2012 and as Executive Vice President and President - Specialty Care Group of the Company from November 2010 to June 2012. Prior to joining the Company, Mr. Sahney managed a healthcare investment fund beginning in October 2007. From 2001 to October 2007, Mr. Sahney served as President and Chief Executive Officer of RxCrossroads, a specialty pharmaceutical services company acquired by the Company in 2005. Prior to joining RxCrossroads, Mr. Sahney held a number of management positions with Cardinal Health, Inc. beginning in 1993.
A copy of the press release issued by the Company on March 25, 2014 announcing Mr. Workman’s retirement and the Company’s transition plan is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.        Description

99.1            Press Release of Omnicare, Inc. dated March 25, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.
By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  March 25, 2014

EXHIBIT INDEX

Exhibit No.        Description

99.1            Press Release of Omnicare, Inc. dated March 25, 2014